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                                    EXHIBIT 24.1




























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                                EXHIBIT 24.1




                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Unit Corporation on Form S-8 (File No.'s 33-19652, 33-44103 and 33-49724) and Form S-3 (File No. 33-16116) of our report dated February 22,
1995, on our audits of the consolidated financial statements and financial statement schedule of Unit Corporation as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.


                                         COOPERS & LYBRAND L.L.P.







Tulsa, Oklahoma
March 21, 1995